Ex. 28(d)(5)

March 26, 2019

Mr. Bruce Rosenberg

Treasurer

State Street Institutional Investment Trust

c/o SSGA Funds Management, Inc.

1 Iron Street

Boston, Massachusetts 02210

RE:	State Street Institutional Investment Trust Fee Waiver and/or Expense Reimbursement Arrangements

Dear Mr. Rosenberg:

Section I. Total Annual Fund Operating Expense Arrangements

SSGA Funds Management, Inc. (“SSGA FM”), as adviser to each series (each a “Fund” and collectively, the “Funds”) of the State Street Institutional Investment Trust (the “Trust”), agrees until the date listed in the “Expiration Date” column below (the “Expiration Date”):

(a)(i) to waive up to the full amount of the advisory fee payable by a Fund, and/or (ii) to reimburse a Fund for expenses to the extent that Total Annual Fund Operating Expenses (exclusive of non-recurring account fees, interest, taxes, extraordinary expenses, acquired fund fees and distribution, shareholder servicing and sub-transfer agency fees) exceed the following percentage of average daily net assets on an annual basis with respect to the below-listed Funds:

Fund Name	Expense Limitation	Expiration Date
State Street Global Equity ex-U.S. Index Portfolio	0.08%	April 30, 2020
State Street Small/Mid Cap Equity Index Portfolio	0.03%	April 30, 2020
State Street Disciplined Global Equity Fund	0.75%	April 30, 2020

(b)(i) to waive up to the full amount of the advisory fee payable by a Fund, and/or (ii) to reimburse a Fund to the extent that Total Annual Fund Operating Expenses (exclusive of nonrecurring account fees, interest, taxes, extraordinary expenses, and distribution, shareholder servicing, and sub-transfer agency fees) exceed the following percentage of average daily net assets on an annual basis with respect to the below-listed Funds:

Fund Name	Expense Limitation	Expiration Date
State Street Target Retirement Fund	0.09%	April 30, 2020
State Street Target Retirement 2015 Fund	0.09%	April 30, 2020
State Street Target Retirement 2020 Fund	0.09%	April 30, 2020
State Street Target Retirement 2025 Fund	0.09%	April 30, 2020
State Street Target Retirement 2030 Fund	0.09%	April 30, 2020
State Street Target Retirement 2035 Fund	0.09%	April 30, 2020
State Street Target Retirement 2040 Fund	0.09%	April 30, 2020
State Street Target Retirement 2045 Fund	0.09%	April 30, 2020
State Street Target Retirement 2050 Fund	0.09%	April 30, 2020
State Street Target Retirement 2055 Fund	0.09%	April 30, 2020
State Street Target Retirement 2060 Fund	0.09%	April 30, 2020
State Street Equity 500 Index Fund	0.02%	April 30, 2020
State Street Equity 500 Index II Portfolio	0.02%	April 30, 2020
State Street Aggregate Bond Index Fund	0.025%	April 30, 2020
State Street Aggregate Bond Index Portfolio	0.025%	April 30, 2020
State Street Small/Mid Cap Equity Index Fund	0.045%	April 30, 2020

(c)(i) to waive up to the full amount of the advisory fee payable by a Fund, and/or (ii) to reimburse a Fund for expenses to the extent that Total Annual Fund Operating Expenses (exclusive of non-recurring account fees, interest, taxes, extraordinary expenses, acquired fund fees, any class-specific expenses, such as distribution, shareholder servicing, sub-transfer agency and administration fees) exceed the following percentage of average daily net assets on an annual basis with respect to the below-listed Funds:

Fund Name	Expense Limitation	Expiration Date
State Street Global Equity ex-U.S. Index Fund	0.015%	April 30, 2020
State Street International Developed Equity Index Fund	0.09%	April 30, 2020
State Street Institutional Liquid Reserves Fund	0.07%	April 30, 2020
State Street Institutional U.S. Government Money Market Fund	0.07%	April 30, 2020
State Street Institutional Treasury Plus Money Market Fund	0.07%	April 30, 2020
State Street Emerging Markets Equity Index Fund	0.12%	April 30, 2020
State Street Cash Reserves Fund	0.12%	April 30, 2020
State Street Conservative Income Fund	0.12%	April 30, 2020
State Street Ultra Short Term Bond Fund	0.30%	April 30, 2020
State Street International Value Spotlight Fund	0.70%	April 30, 2020

(d)(i) to waive up to the full amount of the advisory fee payable by a Fund, and/or (ii) to reimburse a Fund for expenses to the extent that Total Annual Fund Operating Expenses (exclusive of non-recurring account fees, interest, taxes, extraordinary expenses, acquired fund fees other than the fees of the State Street International Developed Equity Index Portfolio, a separate series of State Street Master Funds, any class-specific expenses, such as distribution, shareholder servicing, sub-transfer agency and administration fees) exceed the following percentage of average daily net assets on an annual basis with respect to the below-listed Fund:

Fund Name	Expense Limitation	Expiration Date
State Street Hedged International Developed Equity Index Fund	0.15%	April 30, 2020

(e)(i) to waive up to the full amount of the advisory fee payable by a Fund, and/or (ii) to reimburse a Fund for expenses to the extent that Total Annual Fund Operating Expenses (exclusive of non-recurring account fees, interest, taxes, and extraordinary expenses) exceed the following percentage of average daily net assets on an annual basis with respect to the below-listed Fund:

Fund Name	Expense Limitation	Expiration Date
State Street Treasury Obligations Money Market Fund	0.10%	April 30, 2021

Each of the above stated fee waiver and/or expense reimbursement arrangements set forth in Section I(a) through Section I(e) (i) supersedes any prior fee waiver and/or expense reimbursement arrangement for the applicable Fund and (ii) may only be terminated during the relevant period with the approval of the Funds’ Board of Trustees. SSGA FM and a Fund Officer are authorized to take such actions as they deem necessary and appropriate to continue each of the above stated waivers and/or expense reimbursements for additional periods, including of one or more years, after the applicable Expiration Date.

Ex. 28(d)(5)

Section II. Other Arrangements

(a)

With respect to the State Street Aggregate Bond Index Portfolio and the State Street Aggregate Bond Index Fund, SSGA FM agrees to waive up to the portion of the management fee and/or expenses attributable to acquired fund fees and expenses in connection with the Portfolio’s investments in “to be announced” (“TBA”) securities. This fee waiver and/or expense reimbursement may only be terminated with approval of the Funds’ Board of Trustees.

(b)

With respect to the State Street International Developed Equity Index Fund, SSGA FM agrees to waive the portion of the Fund’s management fee attributable to the Fund’s assets invested in the State Street International Developed Equity Index Portfolio, a separate series of State Street Master Funds. This fee waiver may only be terminated with the approval of the Fund’s Board of Trustees.

(c)

With respect to the State Street Hedged International Developed Equity Index Fund, SSGA FM agrees to waive the portion of the Fund’s management fee attributable to the Fund’s assets invested in the State Street International Developed Equity Index Portfolio, a separate series of State Street Master Funds. This fee waiver may only be terminated with the approval of the Fund’s Board of Trustees.

If the arrangements in Section I and Section II of this memorandum are acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

SSGA FUNDS MANAGEMENT, INC.

/s/ Ellen M. Needham
By:
Ellen M. Needham
Director and President

Accepted and Agreed:

STATE STREET INSTITUTIONAL INVESTMENT TRUST, ON BEHALF OF THE FUNDS NAMED ABOVE

/s/ Bruce Rosenberg
By:
Bruce Rosenberg
Treasurer